Exhibit 10dd-1

                       FIRST AMENDMENT
                             TO
              AMERITECH MID-CAREER PENSION PLAN
             (As Amended and Restated Effective
                   as of January 1, 1989)
              ________________________________


     RESOLVED, that pursuant to the authority reserved to American Information Technologies Corporation by the provisions of the Ameritech Mid-Career Pension Plan (As
Amended and Restated Effective as of January 1, 1989) (the
"Plan"), the Plan is hereby amended effective January 17, 1990, by substituting the following for paragraphs (a), (b) and (c) of Section 9:

         "(a) any `person' (as such term is used in Section
          13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

          (i)  a trustee or other fiduciary holding
               securities under an employee benefit plan of the Company; or

          (ii) the Participant or any person acting in concert with the Participant;

          is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of
          1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (a) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

     (b) a tender offer is made for the stock of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (b) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

     (c) during any period of 24 consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

          (i) a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

          (ii) a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of paragraph (d) above, the phrase `surviving entity' shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase `directors of the Company who were directors immediately prior thereto' shall not include (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or paragraph (d) above, or
(B) any director who was not a director at the beginning of the 24-consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors who were directors before the beginning of such period."